Exhibit 22
Subsidiary Guarantors

Each of the following subsidiaries of The Marcus Corporation, a Wisconsin corporation (the “Company”), has fully guaranteed each of the debt securities of the Company listed below.

Subsidiary Guarantors

B&G REALTY, LLC
CAFE REFRESHMENTS, LLC
EFAH, LLC
FAMILY ENTERTAINMENT, LLC
GRAND GENEVA, LLC
HOSPITALITAS INDEMNITY, INC.
INTERNATIONAL EXPORTS, LLC
MARCUS BLOOMINGTON, LLC
MARCUS BULLSEYE, LLC
MARCUS BULLSEYE MGMT, LLC
MARCUS CINEMAS OF MINNESOTA AND ILLINOIS, LLC
MARCUS CINEMAS OF OHIO, LLC
MARCUS CINEMAS OF WISCONSIN, LLC
MARCUS CONSID, LLC
MARCUS DEVELOPMENT, LLC
MARCUS EL PASO, LLC
MARCUS HOTELS HOSPITALITY, LLC
MARCUS HOTELS, INC.
MARCUS LINCOLN HOTEL, LLC
MARCUS MANAGEMENT LAS VEGAS, LLC
MARCUS MIDWEST, LLC
MARCUS NORTH HOLLYWOOD, LLC
MARCUS OMAHA, LLC
MARCUS RS, LLC
MARCUS SCHIL, LLC
MARCUS SOUTHRIDGE DEVELOPMENT, LLC
MARCUS THEATRES, LLC
MARCUS W, LLC
MARCUS WEST END, LLC
MCS CAPITAL, LLC
MH EXCHANGE HOLDINGS, LLC
MH EXCHANGE III, LLC
MH EXCHANGE IV, LLC
MH EXCHANGE V, LLC
MH EXCHANGE VI, LLC
MH EXCHANGE, LLC
MILWAUKEE CITY CENTER, LLC
MMT LAPAGAVA, LLC
MMT TEXNY, LLC
MOORHEAD GREEN, LLC
NEBRASKA ENTERTAINMENT, INC.
P-CORN ACQUISITIONS OF MINNESOTA AND ILLINOIS, LLC
P-CORN ACQUISITIONS MISSOURI, LLC
PLATINUM CONDOMINIUM DEVELOPMENT, LLC
PLATINUM HOLDINGS LAS VEGAS, LLC
RUSH ONTARIO, LLC
SHIP, LLC
MARCUS STEEL CITY, LLC
MARCUS EDGEWATER, LLC

Debt Securities of the Company Guaranteed by each of the Subsidiary Guarantors:

4.32% Senior Notes due February 2027
6.89% Senior Notes due July 2031
7.02% Senior Notes due July 2034